UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2021 (October 29, 2021)

CONX Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-39677	85-2728630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5701 S. Santa Fe Dr.

Littleton, CO 80120
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 472-1542

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fourth of one redeemable warrant	CONXU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	CONX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	CONXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2021, CONX Corp. (the “Company”) appointed Mr. David K. Moskowitz as a new director to the board of directors of the Company (the “Board”). Mr. Moskowitz has been appointed to serve on the audit committee of the Company, with such appointment effective upon his becoming a director of the Company.

David K. Moskowitz served as a director and senior advisor of DISH Network Corporation until April 2019.  Prior to that, Mr. Moskowitz was an Executive Vice President as well as Secretary and General Counsel of DISH Network Corporation until 2007.  He was elected to DISH Network Corporation’s Board in 1998. Mr. Moskowitz serves on the board of directors of several private companies and charitable organizations.  The Board concluded that Mr. Moskowitz should serve on the Board due, among other things, to his business and legal expertise that he brings to the Board.

The Board has affirmatively determined that Mr. Moskowitz meets the applicable standards for an independent director under both the rules of the Nasdaq and Rule 10A-3 under the Securities Exchange Act of 1934.

The Company granted 10,000 shares of restricted unvested Class A common stock to Mr. Moskowitz to compensate him for his services as a director. The shares will vest on the date on which the Company completes a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses or assets, subject to Mr. Moskowitz’s continued service with the Company or an affiliate thereof until the closing of such transaction.

In connection with this appointment, Mr. Moskowitz and the Company entered into (i) an indemnity agreement on the same terms as the indemnity agreements entered into by the directors and officers of the Company at the time of the Company’s initial public offering, a form of which was filed as Exhibit 10.5 to the Company’s registration statement on Form S-1, as amended (File No. 333-249223) (the “Registration Statement”), (ii) an amendment to the registration and stockholder rights agreement between the Company, nXgen Opportunities LLC and the Company’s directors and officers, a form of which was filed as Exhibit 10.3 to the Registration Statement, under which Mr. Moskowitz has been granted certain registration rights on the same terms as the other holders at the time of the Company’s initial public offering, (iii) a joinder to the letter agreement entered into between the Company, nXgen Opportunities LLC and the Company’s directors and officers at the time of the Company’s initial public offering, a form of which was filed as Exhibit 10.1 to the Registration Statement, and (iv) an award agreement relating to the 10,000 shares of Class A common stock granted to Mr. Moskowitz on the same terms as the restricted Class A common stock issued to independent directors at the time of the Company’s initial public offering, a specimen certificate of which was filed as Exhibit 4.5 to the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONX CORP.

By:	/s/ Kyle Jason Kiser
Name: Kyle Jason Kiser
Title: Chief Executive Officer

Date: October 29, 2021